                                                                      EXHIBIT 11

                         HBO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                    (000 OMITTED EXCEPT FOR PER SHARE DATA)

                                                                       FOR THE THREE MONTHS      FOR THE NINE
                                                                              ENDED              MONTHS ENDED
                                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                                       --------------------  ---------------------
                                                                         1996       1995       1996        1995
                                                                       ---------  ---------  ---------  ----------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING...........................................     86,288     84,661     86,032      79,399

ADD Shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to the
    computation of primary earnings per share*.......................      3,448      3,739      3,280      --
                                                                       ---------  ---------  ---------  ----------

NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING............     89,736     88,400     89,312      79,399

ADD Additional shares of common stock assumed issued upon exercise of stock options using the "treasury stock" method as it applies to
    the computation of fully diluted earnings per share*.............        129        187        296      --
                                                                       ---------  ---------  ---------  ----------

NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING ASSUMING
 FULL DILUTION.......................................................     89,865     88,587     89,608      79,399
                                                                       ---------  ---------  ---------  ----------
                                                                       ---------  ---------  ---------  ----------

NET EARNINGS (LOSS) FOR PRIMARY AND FULLY DILUTED EARNINGS (LOSS) PER
 SHARE...............................................................  $  12,398  $  11,476  $  58,591  ($  36,874)
                                                                       ---------  ---------  ---------  ----------
                                                                       ---------  ---------  ---------  ----------

EARNINGS (LOSS) PER SHARE:
  PRIMARY............................................................      $0.14      $0.13      $0.66      ($0.46)
                                                                       ---------  ---------  ---------  ----------
                                                                       ---------  ---------  ---------  ----------

  FULLY DILUTED......................................................      $0.14      $0.13      $0.65      ($0.46)
                                                                       ---------  ---------  ---------  ----------
                                                                       ---------  ---------  ---------  ----------

------------------------

* Common Equivalent Shares are not presented for the nine months ended September 30, 1995, because the effect is anti-dilutive.

    All share and per share amounts have been restated to reflect the 1996 two-for-one stock split effected in the form of a stock dividend.

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